UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2017

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□		Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Telephone and Data Systems, Inc. Incentive Plan

At the Annual Meeting of shareholders of Telephone and Data Systems, Inc. (“TDS”) held on May 25, 2017 (“Annual Meeting”), based on the below voting results, the shareholders of TDS approved the TDS Incentive Plan (“Incentive Plan”).

TDS requested shareholders to approve the Incentive Plan, including the material terms of the performance measures to be used for certain incentive compensation awards under the plan, so that certain compensation paid under the plan may qualify as performance-based compensation and be deductible under Section 162(m) of the Internal Revenue Code.

Other terms of the Incentive Plan, including material terms of performance goals to be used under such plan, are set forth under Proposal 3 of the TDS definitive proxy statement dated April 12, 2017, as filed with the SEC on Schedule 14A on April 12, 2017, which are incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the Incentive Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02.

TDS Telecom Leadership Transition

On May 30, 2017, TDS issued a press release announcing that David A. Wittwer, a named executive officer of TDS, will retire as President and CEO of TDS Telecommunications Corporation, a subsidiary of TDS, effective at the end of 2017.  A copy of such press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 5.02.  Mr. Wittwer will continue to serve as a member of the TDS Board of Directors.

Item 5.07.  Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders on May 25, 2017, the following number of votes were cast for the matters indicated.

  Election of Directors.

The following directors received the following votes and were elected:

  For the election of eight Directors of TDS by the holders of Series A Common Shares and Preferred Shares:
Nominee	For	Withhold	Broker Non-vote

LeRoy T. Carlson, Jr.	71,445,922	-	688,850

Letitia G. Carlson, M.D.	71,445,922	-	688,850

Prudence E. Carlson	71,445,922	-	688,850

Walter C.D. Carlson	71,445,922	-	688,850

Kenneth R. Meyers	71,445,922	-	688,850

George W. Off	71,445,922	-	688,850

Christopher D. O'Leary	71,445,922	-	688,850

David A. Wittwer	71,445,922	-	688,850

  For the election of four Directors of TDS by the holders of Common Shares:
Nominee	For	Withhold	Broker Non-vote

Clarence A. Davis	81,570,248	11,192,733	4,590,598

Kim D. Dixon	80,954,856	11,808,125	4,590,598

Mitchell H. Saranow	77,528,048	15,234,933	4,590,598

Gary L. Sugarman	81,468,983	11,293,998	4,590,598

  Proposal to Ratify the Selection of PricewaterhouseCoopers LLP as Independent Public Accountants for 2017.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote

124,070,723	171,747	43,934	-

  Proposal to approve the TDS Incentive Plan.

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote

120,128,856	890,296	119,250	3,148,001

  Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in TDS’ Proxy Statement dated April 12, 2017 (commonly known as “Say-on-Pay”).

The proposal received the following votes and was approved:

For	Against	Abstain	Broker Non-vote

119,482,000	1,603,100	53,301	3,148,001

  Advisory vote on whether future Say-on-Pay votes should be held every year, every two years or every three years (commonly known as “Say-on-Frequency”).

This proposal received the following votes, with the following choice receiving a majority of the votes: “Every Year”:

Every Year (1 Year)	2 Years	3 Years	Abstain	Broker Non-vote

109,087,313	16,541	11,989,702	44,845	3,148,001

Based on the foregoing results and consistent with the substantial majority of the votes cast in favor of “Every Year”, TDS’ board of directors has adopted a policy to hold an advisory vote on executive compensation every year.

  Shareholder Proposal to recapitalize TDS’ outstanding stock to have an equal vote per share.

The proposal received the following votes and was defeated:

For	Against	Abstain	Broker Non-vote

43,712,130	77,337,265	89,007	3,148,001

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	June 1, 2017

		By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President-Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description

10.1	TDS Incentive Plan, is hereby incorporated by reference from Exhibit A to TDS’ proxy statement for its 2017 Annual Meeting of shareholders as filed on Schedule 14A on April 12, 2017

99.1	Press Release dated May 30, 2017